EXHIBIT 99.3
Unaudited Pro Forma Financial Information
          On August 31, 2010, CS Worldnet Holding B.V., a Netherlands company (“CS Worldnet”) and wholly-owned subsidiary of comScore, Inc., a Delaware corporation (“comScore” or the “Company”), acquired all of the issued and outstanding capital stock of Nedstat B.V., a Netherlands company (“Nedstat”), and Nedstat became a wholly-owned subsidiary of CS Worldnet (the “Acquisition”). The Acquisition was accomplished pursuant to the Stock Purchase Agreement.
          The following unaudited pro forma consolidated financial statements have been prepared to give effect to the completed Acquisition. The unaudited pro forma consolidated balance sheet at June 30, 2010 gives effect to the Acquisition as if it had occurred on June 30, 2010. The unaudited pro forma consolidated balance sheet is derived from the unaudited historical financial statements of comScore and Nedstat at June 30, 2010. The unaudited pro forma consolidated balance sheet at June 30, 2010 also gives effect to comScore’s prior acquisition of Nexius, Inc. (“Nexius”) on July 1, 2010 as if it occurred on June 30, 2010.
          The unaudited pro forma consolidated statement of operations for the year ended December 31, 2009 and the unaudited consolidated statement of operations for the six months ended June 30, 2010 gives effect to the Acquisition, and the acquisition of Nexius as if they had occurred on January 1, 2009 and January 1, 2010, respectively. The unaudited pro forma consolidated statement of operations is derived from the audited historical financial statements of comScore, Nexius, and Nedstat as of and for the year ended December 31, 2009 and the unaudited, historical financial statements of comScore, Nexius and Nedstat as of and for the six months ended June 30, 2010.
          The Acquisition was accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total estimated purchase price, calculated as described in Notes 1 and 2 to the unaudited pro forma consolidated financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed in connection with the Acquisition, based on their estimated fair values as of the effective date of the Acquisition. The preliminary allocation of the purchase price was based upon management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed and such estimates and assumptions are subject to change.
          The unaudited pro forma consolidated financial statements do not include any adjustments regarding liabilities incurred or cost savings achieved resulting from the integration of the companies, as management is in the process of assessing what, if any, future actions are necessary. However, additional liabilities ultimately may be recorded for severance and/or other costs associated with removing redundant operations that could affect amounts in the unaudited pro forma consolidated financial statements, and their effects may be material and would be reflected in the consolidated statement of operations.
          The unaudited pro forma consolidated financial statements should be read in conjunction with the historical audited and unaudited consolidated financial statements and related notes of comScore, the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in comScore’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 12, 2010 and comScore’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2010, filed on August 9, 2010, the audited historical financial statements and related notes of Nexius as of December 31, 2009 and for the year then ended, which are included as Exhibit 99.2 to the Current Report on Form 8-K/A filed by comScore on September 14, 2010, the audited historical financial statements and related notes of Nedstat as of December 31, 2009 and for the year then ended, which are included as Exhibit 99.2 to this Current Report on Form 8-K/A. The unaudited pro forma consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of comScore that would have been reported had the acquisitions been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2010
(In thousands)

			Pro Forma			Pro Forma
	comScore	Nexius	Adjustments		Nedstat	Adjustments		Consolidated Total
Current assets:
Cash and cash equivalents	$81,327	$4	$(18,286)	a	$579	$(33,213)	a	$30,411
Short-term investments	4,649	—	—		—	—		4,649
Accounts receivable, net	34,921	421	63	b	2,905	—		38,310
Prepaid expenses and other current assets	3,237	95	(38)	c	844	—		4,138
Costs of products and services, current portion	—	2,470	(2,470)	d	—	—		—
Deferred tax assets	8,885	—	—		341	(341)	e	8,885

Total current assets	133,019	2,990	(20,731)		4,669	(33,554)		86,393
Long-term investments	2,809	—	—		—	—		2,809
Property and equipment, net	21,230	326	(36)	f	1,808	(195)	f	23,133
Costs of products and services, net of current portion	—	50	(50)	d	—	—		—
Development costs	—	—	—		148	(148)	g	—
Other non-current assets	190	—	—		174	—		364
Long-term deferred tax assets	11,040	2,419	(2,419)	e	2,852	(2,852)	e	11,040
Intangible assets, net	16,951	—	17,050	h	—	17,983	h	51,984
Goodwill	50,069	—	13,701	i	—	23,726	i	87,496

Total assets	$235,308	$5,785	$7,515		$9,651	$4,960		$263,219

Current liabilities:
Notes payable	$—	$1,414	$(1,414)	j	$—	$—		$—
Accounts payable	2,272	1,045	345	k	913	—		4,575
Accrued expenses	11,760	563	(270)	l	1,420	1,848	l	15,321
Deferred revenues, current portion	51,673	6,499	(3,209)	m	8,552	(2,675)	m	60,840
Deferred rent	1,275	—	—		301	(301)	l	1,275
Deferred tax liabilities	—	—	5,064	e	—	699	e	5,763
Income tax payable	—	163	—		—	39	e	202
Equipment loans payable	—	393	(393)	n	—	—		—
Capital lease obligations	1,972	—	—		—	—		1,972

Total current liabilities	68,952	10,077	123		11,186	(390)		89,948
Notes payable, net of current portion	—	1,576	(1,183)	j	—	—		393
Deferred revenue, net of current portion	—	20	85	m	—	157	m	262
Deferred rent, long-term	8,128	—	—		—	—		8,128
Deferred tax liabilities, net of current portion	—	—	—		—	4,505	e	4,505
Capital lease obligations, long-term	4,191	—	—		—	—		4,191
Other long-term liabilities	475	—	—		—	—		475

Total liabilities	81,746	11,673	(975)		11,186	4,272		107,902
Commitments and contingencies
Stockholders’ equity:
Common stock	31	160	(160)	o	93	(93)	o	31
Additional paid-in capital	204,269	—	3,177	p	10,340	(9,339)	p	208,447
Accumulated other comprehensive (loss) income	(108)	—	—		155	(155)	o	(108)
Accumulated deficit	(50,630)	(6,048)	5,473	o	(12,123)	10,275	o	(53,053)

Total stockholders’ equity	153,562	(5,888)	8,490		(1,535)	688		155,317

Total liabilities and stockholders’ equity	$235,308	$5,785	$7,515		$9,651	$4,960		$263,219

See notes to the unaudited pro forma consolidated financial statements.

COMSCORE, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2010
(In thousands, except share and per share data)

			Pro Forma			Pro Forma
	comScore	Nexius	Adjustments		Nedstat	Adjustments		Consolidated
Revenues	$78,101	$4,309	$(2,487)	q	$8,893	$(2,478)	q	$86,338
Cost of revenues (excludes amortization of intangible assets resulting
from acquisitions shown below)	22,733	3,584	(1,070)	q	3,141	—		28,388
Selling and marketing	25,610	—	—		2,887	—		28,497
Research and development	11,135	—	—		1,336	—		12,471
General and administrative	14,373	1,776	851	r	1,600	238	r	18,838
Amortization of intangible assets resulting from acquisitions	1,165	—	862	s	—	1,736	s	3,763

Total expenses from operations	75,016	5,360	643		8,964	1,974		91,957

Income from operations	3,085	(1,051)	(3,130)		(71)	(4,452)		(5,619)

Interest and other income, net	154	(89)	89	t	—	—		154
(Loss) gain from foreign currency	(129)	—	—		(77)	—		(206)

Income (loss) before income taxes	3,110	(1,140)	(3,041)		(148)	(4,452)		(5,671)

Income tax (provision)/benefit	(2,056)	343	1,174	u	(13)	(8)	u	(560)

Net income	$1,054	$(797)	$(1,867)		$(161)	$(4,460)		$(6,231)

Net income available to common stockholders per common share:
Basic	$0.03	$(0.03)	$(0.06)		$(0.01)	$(0.14)		$(0.20)
Diluted	$0.03	$(0.03)	$(0.06)		$(0.01)	$(0.14)		$(0.20)

Weighted-average number of shares used in per share calculation — common stock:
Basic	30,817,853	—	287,702	v	—	217,215	v	31,322,770
Diluted	31,625,650	—	(520,095)	v	—	217,215	v	31,322,770
See notes to the unaudited pro forma consolidated financial statements.

COMSCORE, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009
(In thousands, except share and per share data)

			Pro Forma			Pro Forma		Consolidated
	comScore	Nexius	Adjustments		Nedstat	Adjustments		Total
Revenues	$127,740	$8,155	$(2,075)	q	$20,286	$(3,548)	q	$150,558

Cost of revenues (excludes amortization of intangible assets resulting from acquisitions shown below)	38,730	7,526	(1,041)	q	7,506	—		52,721
Selling and marketing	41,954	—	—		8,052	—		50,006
Research and development	17,827	—	—		2,945	—		20,772
General and administrative	18,232	2,645	1,130	r	3,774	459	r	26,240
Amortization of intangible assets resulting from acquisitions	1,457	—	1,724	s	—	3,697	s	6,878

Total expenses from operations	118,200	10,171	1,813		22,277	4,155		156,616

Income from operations	9,540	(2,016)	(3,888)		(1,991)	(7,703)		(6,058)
Interest income and other, net	410	(126)	126	t	(6)	—		404
Loss from foreign currency	(132)	—	—		(66)	—		(198)
Gain from sale (impairment) of marketable securities	89	—	—		—	—		89

Income before (provision) benefit for income taxes	9,907	(2,142)	(3,762)		(2,063)	(7,703)		(5,763)
(Provision) benefit for income taxes	(5,938)	980	1,453	u	86	(113)	u	(3,532)

Net income	$3,969	$(1,162)	$(2,309)		$(1,977)	$(7,816)		$(9,295)

Net income attributable to common stockholders per common share:
Basic	$0.13	$(0.04)	$(0.08)		$(0.06)	$(0.26)		$(0.30)
Diluted	$0.13	$(0.04)	$(0.08)		$(0.06)	$(0.26)		$(0.30)

Weighted-average number of shares used in per share calculation — common stock:
Basic	30,014,085	—	444,869	v	—	289,900	v	30,748,854
Diluted	30,970,642	—	444,869	v	—	(666,657)	v	30,748,854
See notes to the unaudited pro forma consolidated financial statements.

NOTES TO THE UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS OF
COMSCORE INC.
Note 1. Basis of Pro Forma Presentation
          The unaudited pro forma consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in comScore’s amended Current Report on Form 8-K/A prepared and filed in connection with the Acquisition.
          Certain information and certain disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading.
          The following unaudited pro forma consolidated financial statements have been prepared to give effect to the completed Acquisition. The unaudited pro forma consolidated balance sheet at June 30, 2010 gives effect to the Acquisition as if it had occurred on June 30, 2010. The unaudited pro forma consolidated balance sheet is derived from the unaudited historical financial statements of comScore and Nedstat at June 30, 2010. The unaudited pro forma consolidated balance sheet at June 30, 2010 also gives effect to comScore’s acquisition of Nexius on July 1, 2010 as if it occurred on June 30, 2010. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2009 and the unaudited consolidated statement of operations for the six months ended June 30, 2010 gives effect to the Acquisition, and the acquisition of Nexius as if they had occurred on January 1, 2009 and January 1, 2010, respectively. The unaudited pro forma consolidated statement of operations is derived from the audited historical financial statements of comScore, Nexius, and Nedstat as of and for the year ended December 31, 2009 and the unaudited, historical financial statements of comScore, Nexius and Nedstat as of and for the six months ended June 30, 2010.
          The unaudited pro forma consolidated financial statements are provided for informational purposes only and do not purport to be indicative of the Company’s consolidated financial position or consolidated results of operations which would actually have been obtained had such transactions been completed as of the date or for the periods presented, or of the consolidated financial position or consolidated results of operations that may be obtained in the future.
Note 2. Purchase Price Allocation
          Nexius
          On July 1, 2010, comScore completed the acquisition of Nexius (the “Nexius Acquisition”). The unaudited pro forma consolidated financial statements have been prepared to give effect to the completed Nexius Acquisition, which was accounted for under the acquisition method of accounting. Nexius is a provider of mobile carriergrade products that deliver network analysis focused on the experience of wireless subscribers, as well as network intelligence with respect to performance, capacity and configuration analytics. The aggregate amount of the consideration paid by comScore upon the Nexius Acquisition was $20.9 million in cash and stock, of which approximately $3.0 million was paid in cash to satisfy certain of Nexius’s existing debt. The remaining estimated Acquisition consideration of $15.3 million in cash and an aggregate 158,070 shares of comScore common stock (totaling $2.6 million) was paid to the Nexius shareholders. The fair value of the shares of comScore common stock was determined based on the closing price of comScore’s common stock on the NASDAQ Global Market for trading day ended June 30, 2010 of $16.47 per share.

In addition, 137,725 shares of restricted comScore common stock were issued to former employees of Nexius pursuant to the terms of the Nexius Acquisition. Such restricted stock grants vest over a three-year period, with 25% of the total shares subject to grant vested upon issuance and an additional 25% of the total shares subject to grant vesting on each anniversary of the closing date thereafter, subject to such holders continued status as an employee of comScore. These restricted shares have been excluded from the purchase price allocation and are accounted for as stock based compensation expense by comScore.
          Under the acquisition method of accounting, the total estimated purchase price is allocated to Nexius’ net tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of July 1, 2010, the effective date of the Nexius Acquisition. Based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, which are based on estimates and assumptions that are subject to change, and other factors as described in the introduction to these unaudited pro forma consolidated financial statements, the preliminary estimated purchase price is allocated as follows (in thousands):

Cash and cash equivalents	$4
Accounts receivable	484
Prepaid expenses and other current assets	57
Property and equipment	290
Deferred tax asset	1,621
Accounts payable	(1,390)
Accrued expenses	(456)
Notes payable	(393)
Deferred revenue	(3,395)
Deferred tax liability	(6,685)

Net tangible liabilities acquired	(9,863)
Definite-lived intangible assets acquired	17,050
Goodwill	13,701

Total estimated purchase price	$20,888

          Prior to the end of the measurement period for finalizing the purchase price allocation, if information becomes available which would indicate adjustments are required to the purchase price allocation, such adjustments will be included in the purchase price allocation retrospectively.
          Of the total estimated purchase price, $9.9 million has been allocated to net tangible liabilities acquired, and $17.1 million has been allocated to definite-lived intangible assets acquired. Definite-lived intangible assets of $17.1 million consist of the value assigned to Nexius’ customer relationships of $14.5 million, developed and core technology of $1.6 million, and trademarks of $1.0 million.
The value assigned to Nexius’ customer relationships was determined by discounting the estimated cash flows associated with the existing customers as of the date the Nexius Acquisition was consummated taking into consideration estimated attrition of the existing customer base. comScore expects to amortize the value of Nexius’ customer relationships on a straight-line basis over twelve years. Amortization of customer relationships is not deductible for tax purposes.

          The value assigned Nexius’ developed and core technology was determined utilizing the “Relief from Royalty Method”. This method derives the estimated value by discounting the estimated royalty savings associated with an estimated royalty rate for the use of the technology to their present value. Nexius owns certain internally-developed technology (the “Technology”) which it licenses to customers in order to generate revenue. Further, in addition to generating licensing fees from the Technology, Nexius also generates a revenue stream as a result of these license sales in the form of annual maintenance and support revenue. comScore expects to amortize the developed and core technology on a straight-line basis over five years. Amortization of developed and core technology is not deductible for tax purposes.
          The value assigned to Nexius’ trademarks was determined by utilizing the “Relief from Royalty Method”. This method derives the estimated value by discounting the estimated royalty savings associated with an estimated royalty rate for the use of the trademarks to their present value. The trademarks consist of Nexius’ Xplore trade name and various trademarks related to its existing product lines. comScore expects to amortize the trademarks on a straight-line basis over five years. Amortization of trademarks is not deductible for tax purposes.
          The definite-lived intangible assets acquired will result in approximately the following annual amortization expense (in thousands):

2010	$862
2011	1,724
2012	1,724
2013	1,724
2014	1,724
Thereafter	9,292

$17,050

          Of the total estimated purchase price, approximately $13.7 million has been allocated to goodwill and is not deductible for tax purposes. Goodwill represents factors including expected synergies from combining operations and is the excess of the purchase price of an acquired business over the fair value of the net tangible and intangible assets acquired. Goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if indicators of impairment arise). In the event that management determines that the goodwill has become impaired, the Company will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made.

          Nedstat
          On August 31, 2010, the Company completed its acquisition of Nedstat, a leading provider of technology that helps web sites, particularly publishers and video companies, analyze the behavior of their users with powerful analytic tools, pursuant to the Stock Purchase Agreement dated August 31, 2010 (the “Nedstat Acquisition”).
          The aggregate amount of the consideration paid by the Company upon the closing of the transaction was approximately $34.4 million in cash and an aggregate of 58,045 shares of the Company’s common stock valued at $1.1 million was issued to two key shareholders of Nedstat.
          The Nedstat Acquisition resulted in goodwill of approximately $25.5 million. This amount represents the residual amount of the total purchase price after allocation to net assets and identifiable intangible assets acquired. The amount recorded for goodwill is consistent with the Company’s intentions for the acquisition of Nedstat. The Company acquired Nedstat to help transform the Company into a broad based “Digital Business Analytics company” and solidify its Unified Digital Measurement (“UDM”) platform.
          Under the acquisition method of accounting, the total estimated purchase price is allocated to Nedstat’s net tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of August 31, 2010, the effective date of the Acquisition. Based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, which are based on estimates and assumptions that are subject to change, and other factors as described in the introduction to these unaudited pro forma consolidated financial statements, the preliminary estimated purchase price is allocated as follows (in thousands):

Cash and cash equivalents	$622
Accounts receivable	2,939
Prepaid expenses and other current assets	177
Property and equipment	1,520
Other receivables, non-current	224
Accounts payable	(878)
Accrued expenses	(2,034)
Accrued taxes	(249)
Deferred revenue	(5,583)
Deferred tax liabilities	(5,401)

Net tangible liabilities acquired	(8,663)
Definite-lived intangible assets acquired	18,673
Goodwill	25,482

Total estimated purchase price	$35,492

          Prior to the end of the measurement period for finalizing the purchase price allocation, if information becomes available which would indicate adjustments are required to the purchase price allocation, such adjustments will be included in the purchase price allocation retrospectively.
          Of the total estimated purchase price, a preliminary estimate of $8.7 million has been allocated to net tangible liabilities acquired, and $18.7 million has been allocated to definite-lived intangible assets acquired. Definite-lived intangible assets of $18.7 million consist of the value assigned to Nedstat’s customer relationships of $15.3 million developed and core technology of $1.9 million and trademarks of $1.5 million.
          The value assigned to Nedstat’s customer relationships was determined by discounting the estimated cash flows associated with the existing customers as of the date the Acquisition was consummated taking into consideration estimated attrition of the existing customer base. comScore expects to amortize the value of Nedstat’ customer relationships on a straight-line basis over seven years.

Amortization of customer relationships is not deductible for tax purposes.
          The value assigned Nedstat’s developed and core technology was determined utilizing the “Relief from Royalty Method”. This method derives the estimated value by discounting the estimated royalty savings associated with an estimated royalty rate for the use of the technology to their present value. Nedstat owns certain internally-developed technology (the “Technology”) which it licenses to customers on a subscription basis in order to generate revenue. comScore expects to amortize the developed and core technology on a straight-line basis over five years. Amortization of developed and core technology is not deductible for tax purposes.
          The value assigned to Nedstat’s trademarks was determined by utilizing the “Relief from Royalty Method”. This method derives the estimated value by discounting the estimated royalty savings associated with an estimated royalty rate for the use of the trademarks to their present value. comScore expects to amortize the trademarks on a straight-line basis over two years. Amortization of trademarks is not deductible for tax purposes.
          The definite-lived intangible assets acquired will result in approximately the following annual amortization expense (in thousands):

2010	$1,107
2011	3,321
2012	3,067
2013	2,559
2014	2,559
Thereafter	6,060

$18,673

          Of the total estimated purchase price, approximately $25.5 million has been allocated to goodwill and is not deductible for tax purposes. Goodwill represents factors including expected synergies from combining operations and is the excess of the purchase price of an acquired business over the fair value of the net tangible and intangible assets acquired. Goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if indicators of impairment arise). In the event that management determines that the goodwill has become impaired, the Company will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made.
Note 3. Pro Forma Adjustments
          Pro forma adjustments are made to reflect the estimated purchase price of the Acquisition and the Nexius Acquisitions, to adjust amounts related to Nedstat’s and Nexius’ net tangible assets and intangible assets to a preliminary estimate of the fair values of those liabilities and assets, to reflect the amortization expense related to the intangible assets and to reclassify certain financial statement amounts to conform to comScore’s financial statement presentation.
          The specific pro forma adjustments included in the unaudited pro forma consolidated financial statements are as follows:
a)	To reflect cash payments made to Nedstat’s shareholders ($33.9 million) offset by the cash inflows from stock subscriptions related to the Acquisition ($1.0 million); and to reflect cash payments made to Nexius shareholders ($15.3 million) and to satisfy certain of Nexius’ existing debt obligations ($3.0 million).

b)	To fair value accounts receivable acquired in the Nexius Acquisition.

c)	To reflect the fair value of prepaid and other assets acquired in the Nexius Acquisition.

d)	To eliminate capitalized contractual costs recorded on Nexius’ books.

e)	To properly reflect current and long term deferred tax assets and liabilities and income tax payable as a result of the Nexius Acquisition and the Acquisition.

f)	To reflect fair value of acquired property and equipment.

g)	To eliminate capitalized development costs recorded on Nedstat’s books which have been included in the intangible asset related to technology discussed in item h.

h)	To reflect the fair value of the customer relationships, which is estimated as $14.7 million; the fair value of the technology, which is estimated as $1.8 million; the fair value of the trade name and trademarks, which are estimated as $1.5 million acquired in the Acquisition; and to reflect the fair value of the customer relationships, which is estimated as $14.5 million; the fair value of the technology, which is estimated as $1.6 million; and the fair value of the trade name and trademarks, which are estimated as $1.0 million acquired in the Nexius Acquisition. The difference between the amounts recorded on a pro forma basis and the actual balance as of the Effective date of the Acquisition is the result of changes in Euro to U.S. Dollar exchange rate between June 30, 2010 and the closing date of August 31, 2010.

i)	To reflect the fair value of the goodwill of $23.7 million and $13.7 million based upon net assets acquired less intangible assets as a result of the Acquisition and the Nexius Acquisition, respectively. The difference between the amount recorded on a pro forma basis and the actual balance as of the Effective date of the Acquisition is the result of changes in the assets and liabilities of Nedstat between June 30, 2010 and the closing date of August 31, 2010, as well as changes in Euro to U.S. Dollar exchange rate between June 30, 2010 and the closing date of August 1, 2010.

j)	To reflect the payoff of the notes payable of $3.0 million in connection with the Nexius Acquisition offset by the reclassification of $0.4 million from equipment loans payable to notes payable (see item n) to conform with comScore’s presentation.

k)	To reflect the fair value of liabilities acquired in connection with the Nexius Acquisition.

l)	To reflect the accrual of transaction costs and costs associated with the Acquisition of $2.2 million, and to reflect the elimination of deferred rent recorded by Nedstat prior to the Acquisition of $0.3 million; and to reflect the fair value of accrued expenses acquired in connection with the Nexius Acquisition.

m)	To reflect the fair value of deferred revenue recorded on Nedstat’s books to the estimated cost of performance plus a reasonable profit margin in connection with the Acquisition; and to reflect the fair value of deferred revenue recorded on Nexius books to the estimated cost of performance plus a reasonable profit margin in connection with the Nexius Acquisition.

n)	To reclassify the Bank of America notes payable secured by equipment to notes payable to conform with comScore’s presentation. See item j.

o)	To eliminate Nedstat’s common stock, other comprehensive income and accumulated deficit in connection with the Acquisition and to reflect $2.2 million of transaction costs associated with the Acquisition; to eliminate Nexius common stock and accumulated deficit in connection with the Nexius Acquisition, and to record the effects of the $0.6 million of share based payments associated with the immediate vesting of 25% of the shares of comScore restricted stock issued in connection with the Nexius Acquisition.

p)	To eliminate acquired paid-in capital and to reflect $1 million of stock issued to former shareholders of Nedstat totaling 60,807 shares of comScore common stock associated with the Acquisition (difference between 60,807 shares and actual shares issued of 58,045 due to changes in stock price between June 30, 2010 and August 31, 2010); and to reflect the 158,070 shares of comScore common stock issued in connection with the Nexius Acquisition ($2.6 million), and the $0.6 million of share based payments associated with the immediate vesting of 25% of the shares of comScore restricted stock issued in connection with the Nexius Acquisition.

q)	To reflect impacts of revaluation of Nedstat’s and Nexius’ deferred revenue balances assuming the Acquisition and the Nexius Acquisition happened at beginning of period.

r)	To reflect stock based compensation expense of $0.2 million and $0.6 million for the six months ended June 30, 2010 and the twelve months ended December 31, 2009, respectively associated with the shares of comScore restricted stock issued in connection with the Acquisition, and to reflect the reduced depreciation expense of $0.06 million and $0.12 million for the six months ended June 30, 2010 and the twelve months ended December 31, 2009, respectively related to the reduction in the PP&E to conform with comScore’s capitalization policies as a result of the Acquisition; and to primarily reflect the stock based compensation expense of $0.9 million and $1.2 million for the six months ended June 30, 2010 and the twelve months ended December 31, 2009, respectively associated with the shares of comScore restricted stock issued in connection with the Nexius Acquisition.

s)	To reflect the amortization of intangible assets of $1.7 million and $3.7 million for the six months ended June 30, 2010 and the twelve months ended December 31, 2009, respectively arising from the Acquisition; and to reflect the amortization of intangible assets of $0.9 million and $1.7 million for the six months ended June 30, 2010 and the twelve months ended December 31, 2009, respectively arising from the Nexius Acquisition.

t)	To reflect the elimination of interest expense recorded by Nexius that would not have been incurred as a result of the payoff of the associated notes payable as part of the Nexius Acquisition transaction assuming the Nexius Acquisition happened at beginning of period.

u)	To reflect the effect of the Acquisition on the (provision) benefit for income taxes.

v)	To adjust weighted average number of shares to reflect the shares of restricted common stock of comScore issued in connection with the Acquisition and to remove from the weighted average number of shares the anti-dilutive shares as a result of the net loss generated by the pro-forma consolidated adjustments.
          The unaudited pro forma consolidated financial statements do not include adjustments for liabilities related to business integration activities for the Nexius Acquisition or the Acquisition as management is in the process of assessing what, if any, future actions are necessary. However, liabilities ultimately may be recorded for costs associated with business integration activities for the Nexius Acquisition or the Acquisition in the Company’s consolidated financial statements.
          comScore has not identified any material pre-Acquisition or pre-Nexius Acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated.
Note 4. Pro Forma Net Loss Per Common Share
          The pro forma basic and diluted net loss per common share is based on the weighted average number of common shares of comScore’s common stock outstanding during the period. The diluted weighted average number of common shares does not include outstanding stock options as their inclusion would be anti-dilutive.

Note 5. IFRS to US GAAP Adjustments and Euro to US Dollar Translation
The reconciliation between Nedstat’s financial statements in IFRS and Euros and the pro forma financial statements presented in this report is as follows:
NEDSTAT BV
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2010
(In thousands)

		US GAAP			US GAAP
	IFRS	Adjustments		US GAAP Total	Total (a)
	€	€		€	$
Current assets:
Cash and cash equivalents	€473	€—		€473	$579
Short-term investments	—	—		—	—
Accounts receivable, net	2,375	—		2,375	2,905
Prepaid expenses and other current assets	690	—		690	844
Deferred tax assets	—	279	(b)	279	341

Total current assets	3,538	279		3,817	4,669
Long-term investments	—	—		—	—
Property and equipment, net	1,478	—		1,478	1,808
Development costs	121	—		121	148
Other non-current assets	142	—		142	174
Long-term deferred tax assets	2,610	(279	)(b)	2,331	2,852
Intangible assets, net	—	—		—	—
Goodwill	—	—		—	—

Total assets	€7,889	€—		€7,889	$9,651

Current liabilities:
Notes payable	€—	€—		€—	$—
Accounts payable	746	—		746	913
Accrued expenses	1,161	—		1,161	1,420
Deferred revenues, current portion	6,980	11	(c)	6,991	8,552
Deferred rent	246	—		246	301
Capital lease obligations	—	—		—	—

Total current liabilities	9,133	11		9,144	11,186
Notes payable, net of current portion	—	—		—	—
Deferred revenue, net of current portion	—	—		—	—
Deferred rent, long-term	—	—		—	—
Capital lease obligations, long-term	—	—		—	—
Other long-term liabilities	—	—		—	—

Total liabilities	9,133	11		9,144	11,186
Commitments and contingencies
Stockholders’ equity:
Common stock	76	—		76	93
Additional paid-in capital	8,452	—		8,452	10,340
Accumulated other comprehensive (loss) income	127	—		127	155
Accumulated deficit	(9,899)	(11	)(c)	(9,910)	(12,123)

Total stockholders’ equity	(1,244)	(11)		(1,255)	(1,535)

Total liabilities and stockholders’ equity	€7,889	€—		€7,889	$9,651

(a)	The Nedstat amounts included in the pro forma consolidated balance sheet was translated into US dollars using an exchange rate of 1.22 Euros per US dollar, which was the representative exchange rate for June 30, 2010.

(b)	To reflect the current portion of deferred tax assets which are not broken out between current and deferred for IFRS.

(c)	To adjust for differences in revenue recognition rules for multi element arrangements between IFRS and US GAAP.

NEDSTAT BV
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2010
(In thousands)

		US GAAP			US GAAP
	IFRS	Adjustments		US GAAP Total	Total (a)
	€	€		€	$
Revenues	€6,708	€(11	)(b)	€6,697	$8,893
Cost of revenues	2,365	—		2,365	3,141
Selling and marketing	2,174	—		2,174	2,887
Research and development	1,006	—		1,006	1,336
General and administrative	1,205	—		1,205	1,600

Total expenses from operations	6,750	—		6,750	8,964

Income from operations	(42)	(11)		(53)	(71)

Interest and other income, net	—	—		—	—
(Loss) gain from foreign currency	(58)	—		(58)	(77)

(Loss) before income taxes	(100)	(11)		(111)	(148)

Income tax (provision)/benefit	(10)	—		(10)	(13)

Net (loss)	€(110)	€(11)		€(121)	$(161)

(a)	The Nedstat amounts included in the pro forma consolidated statement of operations was translated into US dollars using an exchange rate of 1.33 Euros per US dollar, which was the average of the representative exchange rates for six months ended June 30, 2010.

(b)	To adjust for differences in revenue recognition rules for multi element arrangements between IFRS and US GAAP.
NEDSTAT BV
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER, 2009
(In thousands)

		US GAAP			US GAAP
	IFRS	Adjustments		US GAAP Total	Total (a)
	€	€		€	$
Revenues	€14,262	€84	(b)	€14,346	$20,286
Cost of revenues	5,308	—		5,308	7,506
Selling and marketing	5,694	—		5,694	8,052
Research and development	2,083	—		2,083	2,945
General and administrative	2,669	—		2,669	3,774

Total expenses from operations	15,754	—		15,754	22,277

Income from operations	(1,492)	84		(1,408)	(1,991)

Interest and other income, net	(4)	—		(4)	(6)
(Loss) gain from foreign currency	(47)	—		(47)	(66)

Income (loss) before income taxes	(1,543)	84		(1,459)	(2,063)

Income tax (provision)/benefit	61	—		61	86

Net (loss) income	€(1,482)	€84		€(1,398)	$(1,977)

(a)	The Nedstat amounts included in the pro forma consolidated statement of operations was translated into US dollars using an exchange rate of 1.41 Euros per US dollar, which was the average of the representative exchange rates for twelve months ended December 31, 2009.

(b)	To adjust for differences in revenue recognition rules for multi element arrangements between IFRS and US GAAP.